As filed with the Securities and Exchange Commission on August 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2590442
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

465 State Route 17
Ramsey, New Jersey	07446
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED ADMA BIOLOGICS, INC. 2014 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Adam S. Grossman
President and Chief Executive Officer	David C. Schwartz, Esq.
ADMA Biologics, Inc.	DLA Piper LLP (US)
465 State Route 17	51 John F. Kennedy Parkway, Suite 120
Ramsey, New Jersey 07446	Short Hills, New Jersey 07078
(201) 478-5552	(973) 520-2550
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	2,000,000	$2.96	$5,920,000	$690.00

(1)	2,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of ADMA Biologics, Inc. (the “Registrant”) which may be offered or issued pursuant to the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), are registered on this Form S-8. 1,600,000 shares of Common Stock which may be offered or issued pursuant to the 2014 Plan were previously registered on Form S-8 (File No. 333-204590) filed on May 29, 2015. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of Common Stock which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 14, 2017. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by ADMA Biologics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-204590), with respect to securities offered pursuant to the Registrant’s Stock Incentive Plan are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on February 24, 2017 (including the portions of the Registrant’s Proxy Statement on Schedule 14A, filed on April 26, 2017, as supplemented on May 10, 2017, incorporated by reference therein);

(2)       The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the Commission on May 12, 2017 and August 11, 2017, respectively;

(3)       The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2017, February 17, 2017, May 10, 2017, May 25, 2017, May 30, 2017, June 9, 2017, June 12, 2017 (as amended on July 28, 2017) and June 27, 2017 and July 31, 2017 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”)); and

(4)       The description of Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on November 5, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

5.1*	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1†*	Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan.

23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2*	Consent of CohnReznick LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).
24.1*	Power of Attorney (included on signature page).

* Filed herewith.

† Management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 18th day of August, 2017.

ADMA Biologics, Inc. (Registrant)

By:	/s/ Adam S. Grossman
Name: Adam S. Grossman
Title: President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam S. Grossman and Brian Lenz, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (this “Registration Statement”) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President and Chief Executive Officer	August 18, 2017
Adam S. Grossman	(Principal Executive Officer)

/s/ Brian Lenz	Vice President and Chief Financial Officer	August 18, 2017
Brian Lenz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven A. Elms	Chairman of the Board of Directors	August 18, 2017
Steven A. Elms

/s/ Dr. Jerrold B. Grossman	Vice Chairman of the Board of Directors	August 18, 2017
Dr. Jerrold B. Grossman

/s/ Bryant E. Fong	Director	August 18, 2017
Bryant E. Fong

/s/ Dov A. Goldstein, M.D.	Director	August 18, 2017
Dov A. Goldstein, M.D.

/s/ Lawrence P. Guiheen	Director	August 18, 2017
Lawrence P. Guiheen

/s/ Eric I. Richman	Director	August 18, 2017
Eric I. Richman

/s/ Dr. Bernhard Ehmer	Director	August 18, 2017
Dr. Bernhard Ehmer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1*	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1†*	Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan.

23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2*	Consent of CohnReznick LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).
24.1*	Power of Attorney (included on signature page).

* Filed herewith.

† Management compensatory plan, contract or arrangement.